SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2004

Youbet.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5901 De Soto Avenue, Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

(818) 668-2100

(Registrant’s telephone number, including area code)

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 18, 2004, Youbet.com, Inc. dismissed BDO Seidman, LLP (“BDO Seidman”) as its independent auditor. Youbet’s dismissal of BDO Seidman was made by the Audit Committee of the Board of Directors of Youbet, and, while not required, was ratified by the entire Board of Directors.

BDO Seidman’s reports on Youbet’s financial statements for each of the years ended December 31, 2003 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit for the year ended December 31, 2003 and for the year ended December 31, 2002, there were no disagreements with BDO Seidman on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO Seidman, would have caused it to make references to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years.

During the years ended December 31, 2003 and December 31, 2002 and through August 18, 2004, there were no “reportable events” (as defined by Item 304 (a)(1)(v) of Regulation S-K), except that during the second quarter 2004 review process, BDO Seidman, identified a matter which they believe to be a reportable condition under standards established by the American Institute of Certified Public Accountants. BDO Seidman and management have reported to the audit committee that this matter is not believed to be a material weakness. The matter involves internal controls over certain limited aspects of our quarterly closing process. Management has addressed this item by adding an additional procedure and providing additional oversight with respect to recording certain specified material transactions.

Youbet’s Audit Committee has engaged the firm of Piercy Bowler Taylor & Kern (“PBTK”), based in Las Vegas, Nevada, to act as its independent auditor for the fiscal year ending December 31, 2004. Such appointment became effective on August 18, 2004. Youbet selected PBTK for their extensive experience and expertise in the gaming industry.

During the two most recent fiscal years and the interim period preceding the appointment of PBTK, Youbet has not consulted PBTK regarding either (i) the application of the accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Youbet’s financial statements, and neither a written report nor advice was provided to Youbet that PBTK concluded was an important factor considered by Youbet in reaching a decision as to the accounting of financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Youbet has authorized and requested BDO Seidman to respond fully to the inquiries of PBTK regarding the matters discussed above.

Youbet has provided BDO Seidman with a draft of this report prior to its filing with the Securities and Exchange Commission. Youbet has requested that BDO Seidman furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by Youbet herein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBET.COM, INC.

Date: August 23, 2004	By:	/s/ Charles Champion

Charles Champion
President and Chief Executive Officer